UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2014

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 240 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (c): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2014, Christopher M. Lindblom informed the Company that he will be resigning as Vice President of Finance effective March 7, 2014. In connection with the separation, the Company will pay Mr. Lindblom five months of his base salary.

On February 7, 2014, Christopher A. Bleck, who previously served as the Company’s principal financial officer and principal accounting officer from December 28, 2012 until June 7, 2013, resumed those roles and replaced Mr. Lindblom.  Prior to joining the Company in November 2011, Mr. Bleck, 56, served as president and chief executive officer of Incept BioSystems, a privately-held biomedical device company, from January 2009 until June 2011, as president and chief executive officer at Intact Medical Corporation, a medical device company, from January 2005 to December 2008, and as vice president of commercial operations for Cytyc Corporation, a healthcare company, from December 2001 to December 2004. Further biographical information about Mr. Bleck is available in our report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2013 and our report on Form 8-K filed on January 13, 2014, and such information is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: February 7, 2014	/s/ Michelle Dipp
Michelle Dipp, M.D., Ph.D.
President and Chief Executive Officer